Exhibit 5.1

Nixon Peabody LLP 437 Madison Avenue New York, NY 10022

December 2, 2015

Spherix Incorporated

6430 Rockledge Drive, Suite 503

Bethesda, MD 20817

Re: Registration Statements on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Spherix Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing of (i) a Registration Statement on Form S-1 (File No. 333-207078) originally filed with the Securities and Exchange Commission (the “Commission”) by the Company on September 22, 2015 (as amended, the “Initial Registration Statement”) and (ii) a Registration Statement on Form S-1 (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”) to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The 462(b) Registration Statement relates to the proposed issuance and sale by the Company (the “Offering”) of up to $2,000,000 of: (i) Class A Units consisting of one share of its common stock, par value $0.0001 per share (“Common Stock” and such initial shares of Common Stock as issued, the “Initial Shares”), a Series A warrant to purchase Common Stock in accordance with its terms (the “Series A Warrants”), and a Series B warrant to purchase Common Stock in accordance with its terms (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) and (ii) Class B Units consisting of Series K Convertible Preferred Stock, par value $0.0001 per share (“Series K Preferred Stock”), Series A Warrants and Series B Warrant based on the number of shares of Common Stock into which Series K Preferred Stock is convertible. The Initial Shares, the Series K Preferred Stock and the Warrants are collectively referred to as the “Securities.” The Class A Units and the Class B Units are sometimes collectively referred to herein as the “Units.” This opinion is being furnished in connection with the filing of the 462(b) Registration Statement pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the foregoing, we have examined the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the Certificate of Designation of Preferences, Rights and Limitations of the Series K Preferred Stock (the “Certificate of Designation”), the amended and restated bylaws of the Company, the Securities Purchase Agreement and Warrants pursuant to which the Securities are to be sold (such Securities Purchase Agreement and Warrants are collectively referred to as the “Agreements”), corporate proceedings, including the resolutions of the Board of Directors of the Company, with respect to the Offering and such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained herein. We have also reviewed the Initial Registration Statement as filed with the Commission and the 462(b) Registration Statement to be filed with the Commission.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the due execution and delivery of all documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statements are true and correct as to all factual matters stated therein. In addition, as to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable. We also have assumed that the Registration Statements will remain effective pursuant to the Securities Act at the time of issuance of each of the Securities, and the Company will have received the required consideration for the issuance of such Securities at or prior to the issuance thereof.

Nixon Peabody LLP 437 Madison Avenue New York, NY 10022

We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed with your permission and without any independent investigation that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing and the other assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1. The Initial Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the terms set forth in the Agreements against payment therefor, and as contemplated in the Registration Statements, will be validly authorized, validly issued, fully paid and nonassessable.

2. The Series K Preferred Stock has been authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor as contemplated in the Registration Statements, will be validly authorized, validly issued, fully paid and nonassessable.

3. The Warrants, when issued and sold in accordance with the terms set forth in the Agreements, and as contemplated in the Registration Statements against payment therefor, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company.

4. The shares of Common Stock issuable upon the conversion of the Series K Preferred Stock (the “Conversion Shares”) have been duly authorized for issuance and, when issued in accordance with the provisions of Series K Preferred Stock and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

5. The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

6. When the Class A Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable Agreements, and as contemplated in the Registration Statements, such Class A Units will constitute valid and legally binding obligations of the Company.

7. When the Class B Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable Agreements, and as contemplated in the Registration Statements, such Class B Units will constitute valid and legally binding obligations of the Company.

Nixon Peabody LLP 437 Madison Avenue New York, NY 10022

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name in the related Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission or that we are “experts” within the meaning of Section 11 of the Securities Act.

Very truly yours,

/S/ Nixon Peabody LLP

Nixon Peabody LLP